Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER

Solid First Quarter Results; Reaffirming 2022 Outlook

CHARLOTTE, N.C., May 5, 2022 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the first quarter ended March 31, 2022.
Warren Veltman, President and Chief Executive Officer, said “I am pleased with our first quarter performance on sales and adjusted EBITDA, and our execution in what remains a challenging operating environment. Our first quarter revenues were up over a strong comparable period in 2021 and up 16% sequentially from the fourth quarter of 2021. This revenue increase was achieved despite the ongoing supply chain challenges affecting our customers and the industries we serve. Part of our strong revenue performance was attributable to our successful negotiations with many customers on pricing to mitigate the inflationary pressures our business has faced. Our sales pipeline continued to grow as we seek to leverage capabilities across Mobile and Power Solutions to target the transformation driven by the adoption of electric vehicles and the evolution of the power grid. As we prepare for our upcoming virtual Investor Day in a couple weeks, we are confident in our strategic direction and focused on delivering increased shareholder value.”

GAAP Results
Net sales were $128.1 million, an increase of 1.0% from the first quarter of 2021, primarily due to the pass through of increased material and inflationary costs to customers. These increases were partially offset by decreased demand from automotive customers due largely to the ongoing supply chain issues affecting the industry.

Loss from operations was $3.4 million compared to income from operations of $1.0 million in the first quarter of 2021. Loss from operations increased due to variable cost inefficiencies associated with global supply chain interruptions and uneven customer ordering patterns and COVID-19 pandemic related employee absenteeism. In addition, the prior year cost of sales benefited from favorable overhead absorption.

Income from operations in the Mobile Solutions segment was $2.0 million compared to $6.1 million for the same period in 2021. Income from operations for Power Solutions segment was $0.4 million compared to $2.4 million for the same period in 2021.

Net loss was $3.3 million compared to a net loss of $4.9 million for the same period in 2021. The decrease in net loss was primarily driven by increased income from the Company’s China joint venture as well as costs associated with the refinancing and interest rate swap termination that occurred in the first quarter of 2021, partially offset by higher income tax expense.

Adjusted Results
Adjusted income from operations for the first quarter of 2022 was $2.7 million compared to $6.4 million for the same period in 2021. Adjusted EBITDA was $13.4 million, or 10.5% of sales, compared to $16.9 million, or 13.3% of sales, for the same period in 2021. Adjusted net loss was $0.2 million, or $0.00 per diluted share, compared to adjusted net loss of $2.2 million, or $0.05 per diluted share, for the same period in 2020.
Free cash flow was a use of cash of $9.5 million compared to free cash flow of $2.4 million for the same period in 2021.
"Sales in our Power Solutions business increased year over year as we continue to see recovery and the impact of new business wins, supplemented by pricing actions to recover inflationary costs. Our Mobile Solutions business continued to be affected by the ongoing supply chain issues reducing automotive production schedules. We are taking a proactive approach to inflation, as we have agreed on full protection for material inflation for nearly all customers, and are working to recover other inflationary and volume related impacts. We used approximately $9.5 million of free cash flow during the first quarter of 2022 which was driven by an increase in accounts receivable in line with the sequential increase in sales from the fourth quarter of 2021,” said Veltman.

Mobile Solutions
Net sales for the first quarter of 2022 were $76.1 million compared to $77.8 million in the first quarter of 2021, a decrease of 2.2% or $1.7 million. The decrease in sales was primarily due to lower customer demand, partially offset by the pass through of increased material and other inflationary costs to customers along with pricing associated with underutilized capacity. Adjusted income from operations was $3.0 million compared to $7.1 million of adjusted income from operations in the first quarter of 2021. Adjusted income from operation decreased primarily due to lower sales volume, higher material and labor costs, and production inefficiencies caused by supply chain interruptions and COVID-19 pandemic related employee absenteeism. In addition, the prior year income from operations benefited by favorable overhead absorption as the result of increases in inventory during the three months ended March 31, 2021.

Power Solutions
Net sales for the first quarter of 2022 were $52.0 million compared to $49.1 million in the first quarter of 2021, an increase of 6.0% or $2.9 million. The increase in sales was primarily due to the pass through of increased material costs to customers. Adjusted income from operations was $5.2 million compared to $5.5 million in the first quarter of 2021. The decrease in adjusted income from operations was primarily due to higher selling, general and administrative expenses, partially offset by an increase in favorable overhead absorption.

2022 Outlook

◦Revenue in the range of $515 million to $540 million
◦Adjusted EBITDA in the range of $57 million to $63 million
◦Free cash flow in the range of $14 million to $20 million
◦Free cash flow guidance does not include CARES Act tax refund of ~$10 million due to uncertain timing

Conference Call
NN will discuss its results during its quarterly investor conference call on May 6, 2022, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10164949. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 7, 2023.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (“the Company”), based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of the COVID-19 pandemic on the Company’s financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, and political instability, currency fluctuation, and other risks of doing business outside of the United States; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions; and other risk factors and cautionary statements listed from time-to-time in our periodic reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Net sales	$128,067	$126,804
Cost of sales (exclusive of depreciation and amortization shown separately below)	104,578	99,688
Selling, general, and administrative expense	13,454	14,575
Depreciation and amortization	11,429	11,568
Other operating expense (income), net	2,026	(5)
Income (loss) from operations	(3,420)	978
Interest expense	3,439	2,024
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,390
Derivative payments on interest rate swap	—	1,717
Loss on interest rate swap	—	2,033
Other income, net	(2,996)	(122)
Loss before benefit (provision) for income taxes and share of net income from joint venture	(3,863)	(7,064)
Benefit (provision) for income taxes	(1,531)	756
Share of net income from joint venture	2,092	1,395
Net loss	$(3,302)	$(4,913)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	2,600	(3,347)
Interest rate swap:
Change in fair value, net of tax	1,187	—
Reclassification adjustment for losses included in net loss, net of tax	34	2,851
Other comprehensive income (loss)	$3,821	$(496)
Comprehensive income (loss)	$519	$(5,409)
Basic net loss per common share:
Net loss per common share	$(0.13)	$(0.46)
Weighted average common shares outstanding	44,594	42,672
Diluted net loss per common share:
Net loss per common share	$(0.13)	$(0.46)
Weighted average common shares outstanding	44,594	42,672

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$20,627	$28,656
Accounts receivable, net	89,397	71,419
Inventories	81,239	75,027
Income tax receivable	11,055	11,808
Other current assets	14,989	9,372
Total current assets	217,307	196,282
Property, plant and equipment, net	208,286	209,105
Operating lease right-of-use assets	46,771	46,443
Intangible assets, net	85,131	88,718
Investment in joint venture	32,177	34,045
Deferred tax assets	313	314
Other non-current assets	5,863	4,194
Total assets	$595,848	$579,101
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,906	$36,710
Accrued salaries, wages and benefits	20,695	17,739
Income tax payable	676	2,072
Current maturities of long-term debt	3,138	3,074
Current portion of operating lease liabilities	4,962	5,704
Other current liabilities	13,457	8,718
Total current liabilities	91,834	74,017
Deferred tax liabilities	7,920	7,456
Long-term debt, net of current portion	150,400	151,052
Operating lease liabilities, net of current portion	51,597	51,295
Other non-current liabilities	14,724	17,289
Total liabilities	316,475	301,109
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at March 31, 2022 and December 31, 2021, respectively	56,345	53,807
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 43,890 and 43,027 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	439	430
Additional paid-in capital	473,072	474,757
Accumulated deficit	(222,402)	(219,100)
Accumulated other comprehensive loss	(28,081)	(31,902)
Total stockholders’ equity	223,028	224,185
Total liabilities, preferred stock, and stockholders’ equity	$595,848	$579,101

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss)	$(3,302)	$(4,913)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,429	11,568
Amortization of debt issuance costs and discount	332	405
Impairments of property, plant and equipment	233	—
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,390
Total derivative loss (gain), net of cash settlements	(2,543)	3,301
Share of net income from joint venture, net of cash dividends received	1,934	(1,395)
Compensation expense from issuance of share-based awards	949	886
Deferred income taxes	(42)	(1,605)
Other	(826)	(1,081)
Changes in operating assets and liabilities:
Accounts receivable	(17,633)	(6,684)
Inventories	(5,536)	(5,589)
Accounts payable	11,416	7,094
Income taxes receivable and payable, net	(631)	(344)
Other	(1,003)	3,851
Net cash provided by (used in) operating activities	(5,223)	7,884
Cash flows from investing activities
Acquisition of property, plant and equipment	(4,262)	(5,468)
Proceeds from sale of property, plant, and equipment	36	11
Cash settlements of interest rate swap	—	(15,420)
Net cash used in investing activities	(4,226)	(20,877)
Cash flows from financing activities
Cash paid for debt issuance costs	—	(6,856)
Proceeds from issuance of preferred stock	—	61,918
Redemption of preferred stock	—	(122,434)
Proceeds from long-term debt	8,000	150,000
Repayments of long-term debt	(8,729)	(70,721)
Repayments of short-term debt, net	—	(1,090)
Other	(787)	(1,189)
Net cash provided by (used in) financing activities	(1,516)	9,628
Effect of exchange rate changes on cash flows	2,936	(1,740)
Net change in cash and cash equivalents	(8,029)	(5,105)
Cash and cash equivalents at beginning of period	28,656	48,138
Cash and cash equivalents at end of period	$20,627	$43,033

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended March 31,
$000s
NN, Inc. Consolidated	2022	2021
GAAP income (loss) from operations	$(3,420)	$978
Acquisition and transition expense*	2,254	1,789
Amortization of intangibles	3,587	3,586
Fixed asset impairments	233	—
Non-GAAP adjusted income (loss) from operations (a)	$2,654	$6,354

Non-GAAP adjusted operating margin (1)	2.1%	5.0%
GAAP net sales	$128,067	$126,804

	Three Months Ended March 31,
$000s
Power Solutions	2022	2021
GAAP income (loss) from operations	$364	$2,432
Acquisition and transition expense	2,039	298
Amortization of intangibles	2,749	2,748
Non-GAAP adjusted income (loss) from operations (a)	$5,152	$5,478

Non-GAAP adjusted operating margin (1)	9.9%	11.2%
GAAP net sales	$52,011	$49,075

	Three Months Ended March 31,
$000s
Mobile Solutions	2022	2021
GAAP income (loss) from operations	$1,969	$6,090
Acquisition and transition expense	—	162
Amortization of intangibles	838	838
Fixed asset impairments	233	—
Non-GAAP adjusted income (loss) from operations (a)	3,040	7,090

Share of net income from joint venture	2,092	1,395
Non-GAAP adjusted income (loss) from operations with JV	$5,132	$8,485

Non-GAAP adjusted operating margin (1)	6.7%	10.9%
GAAP net sales	$76,070	$77,776

	Three Months Ended March 31,
$000s
Elimination	2022	2021
GAAP net sales	$(14)	$(47)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2022 expense includes $0.2 million of professional fees, $0.2 million of integration & transformation fees, and $1.9 million of asset write-downs and litigation settlement fees.
*2021 expense includes $0.6 million of professional fees and $1.2 million of integration & transformation fees.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended March 31,

000's	2022	2021
GAAP net income (loss)	$(3,302)	$(4,913)

Provision (benefit) for income taxes	1,531	(756)
Interest expense	3,439	2,024
Write-off of unamortized debt issuance cost	—	2,390
Pre-tax derivative loss, net of cash settlements	—	3,750
Change in fair value of preferred stock derivatives and warrants	(2,543)	(449)
Depreciation and amortization	11,429	11,568
Acquisition and transition expense	2,254	1,789
Non-cash stock compensation	949	887
Non-cash foreign exchange (gain) loss on inter-company loans	(595)	619
Fixed asset impairments	233	—
Non-GAAP adjusted EBITDA (b)	$13,395	$16,909

Non-GAAP adjusted EBITDA margin (2)	10.5%	13.3%
GAAP net sales	$128,067	$126,804
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income and Net Income (Loss) per
Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended March 31,
000's	2022	2021
GAAP net income (loss)	$(3,302)	$(4,913)

Pre-tax acquisition and transition expense	2,254	1,789
Pre-tax foreign exchange (gain) loss on inter-company loans	(595)	619
Pre-tax write-off of unamortized debt issuance costs	—	2,390
Pre-tax change in fair value of preferred stock derivatives and warrants	(2,543)	(449)
Pre-tax amortization of intangibles and deferred financing costs	3,919	3,992
Pre-tax derivative loss, net of cash settlements	—	3,750
Pre-tax impairments of fixed asset costs	233	—
Tax effect of adjustments reflected above (c)	(686)	(2,564)
Non-GAAP discrete tax adjustments	551	(2,382)
Non-GAAP adjusted net income (loss) (d)	$(169)	$2,232

	Three Months Ended March 31,
Per diluted common share	2022	2021
GAAP net income (loss) per diluted common share	$(0.13)	$(0.46)

Pre-tax acquisition and transition expense	0.05	0.04
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	0.01
Pre-tax write-off of unamortized debt issuance costs	—	0.06
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.06)	(0.01)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Pre-tax interest rate swap payments and change in fair value	—	0.09
Pre-tax impairments of fixed asset costs	0.01	—
Tax effect of adjustments reflected above (c)	(0.02)	(0.06)
Non-GAAP discrete tax adjustments	0.01	(0.06)
Preferred stock cumulative dividends and deemed dividends	0.06	0.34
Non-GAAP adjusted net income (loss) per diluted common share (d)	$0.00	$0.05
Weighted average common shares outstanding	44,594	42,672

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
000’s	2022	2021
Net cash provided by (used in) operating activities	(5,223)	7,884
Acquisition of property, plant and equipment	(4,262)	(5,468)
Free cash flow	$(9,485)	$2,416

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.